UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2007, Electronics for Imaging, Inc. (“EFI” or the “Company”) notified the Nasdaq Listing Qualifications Panel (the “Panel”) that because the Special Committee investigation of EFI’s historical stock option granting practices is not yet complete, EFI will not satisfy the conditions of continued listing set by the Panel. Specifically, the Company will be unable to (1) respond to the Panel’s questions concerning the results of the Special Committee’s investigation by April 13, 2007 or (2) file its Quarterly Report on Form 10-Q and all necessary restatements of its prior financial statements by May 8, 2007. EFI also notified the Panel that the Company will be unable to file its Annual Report for the year ended December 31, 2006 on Form 10-K by May 8, 2007, as required by the plan of compliance presented by EFI to the Panel.

As a result, EFI requested that the Panel grant an extension through May 4, 2007 for EFI to provide the Panel with information concerning the results of the Special Committee investigation and an extension through May 15, 2007 for EFI to file all required reports with the Securities and Exchange Commission.

As announced on March 2, 2007, the Panel previously granted EFI’s request for continued listing of its common stock on The Nasdaq Global Select Market, subject to the following conditions: (1) on or about April 13, 2007, EFI must submit additional information to Nasdaq regarding the results of EFI’s internal review of its historical equity award practices and related accounting; and (2) on or before May 8, 2007, EFI must file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and all necessary restatements of its prior financial statements. EFI’s plan of compliance as presented to the Panel also requires EFI to file its Annual Report on Form 10-K for the year ended December 31, 2006 on or before May 8, 2007.

Item 8.01.	Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K dated December 12, 2006, City of Ann Arbor Employees’ Retirement Association filed a shareholder derivative and class action suit against the board of directors and certain senior executives of the Company in the Superior Court in San Mateo, California on November 22, 2006. On December 5, 2006, EFI removed the suit to federal court. On April 3, 2007, the federal court dismissed the suit without prejudice.

On March 15, 2007, the same law firm that filed the City of Ann Arbor Employees’ Retirement Association suit filed a similar shareholder derivative and class action suit on behalf of Denver Employees Retirement Plan in Delaware Chancery Court. The complaint asserts claims against certain of the Company’s current and past officers and directors and alleges, among other things, that they breached their fiduciary duty by improperly manipulating certain grants of EFI stock options between 1996 and 2003, thereby violating the terms of EFI’s stock option plans, causing the Company to issue false and misleading financial statements and proxy statements, and unjustly enriching the executives who received the subject option grants.

The three cases previously disclosed in the Company’s Form 8-K filings on October 24, 2006, and December 12, 2006, have now been consolidated in federal court (In re Electronics For Imaging, Inc. Derivative Litigation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 9, 2007		ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer